Dentsply Sirona Reports First Quarter 2023 Results
•Net sales increased 0.9% to $978 million, organic sales increased 5.1%
•GAAP net loss of ($19) million, GAAP loss per share of ($0.09)
•Adjusted EBITDA of $161 million, adjusted EPS of $0.39
•Raising low-end of FY23 net sales outlook by $50 million and low-end of organic sales growth outlook by 100 basis points
•Raising low-end of FY23 adjusted EPS outlook by $0.05

Charlotte, N.C., May 3, 2023 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced its financial results for the first quarter of 2023.

First quarter net sales of $978 million increased 0.9%, compared to $969 million in the first quarter of 2022. Net loss for the first quarter of 2023 was ($19) million, or ($0.09) loss per share, compared to net income of $69 million, or $0.32 per diluted share in the first quarter of 2022. Net loss for the first quarter of 2023 includes restructuring related charges and other costs of $71 million net of tax, or $0.33 per share. Adjusted earnings per diluted share decreased to $0.39 compared to $0.54 in the first quarter of 2022. A reconciliation of Non-GAAP measures (including organic sales, adjusted EBITDA and margin, adjusted EPS, and adjusted free cash flow conversion) to GAAP measures is provided below.

"Our first quarter results reflect a strong start to 2023 that exceeded our outlook, driven primarily by strong demand for aligners and consumables. As a result of our first quarter performance, stable patient traffic in key markets, and improving confidence in our ability to execute on strategic objectives, we are raising the low-end of our full year outlook for net sales, organic sales growth, and adjusted EPS,” said Simon Campion, President and Chief Executive Officer. “We are encouraged by the results in the quarter and are beginning to see promising momentum from our transformation work, but recognize that we continue to operate in a volatile macroeconomic environment. We remain confident that our plans will deliver meaningful long-term value for our shareholders, customers, and employees alike."

Q1 23 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q1 23	Q1 22	YoY

Net Sales	978	969	0.9%
Net (Loss)/ Income Attributable to Dentsply Sirona	(19)	69	NM
Diluted (Loss)/ Earnings Per Share	(0.09)	0.32	NM
NM - not meaningful
Percentages are based on actual values and may not reconcile due to rounding.
Q1 23 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q1 23	Q1 22	YoY

Net Sales	978	969	0.9%
Organic Sales Growth %			5.1%
Adjusted EBITDA	161	189	(15.6%)
Adjusted EBITDA %	16.4%	19.6%
Adjusted EPS	0.39	0.54	(27.8%)
[1] Organic sales growth, adjusted EBITDA, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
Percentages are based on actual values and may not reconcile due to rounding.

Segment Results

Technologies & Equipment
First quarter 2023 net sales were $548 million, down (3.0%) versus prior year. Foreign currency negatively impacted sales by (4.7%), while organic sales increased by 1.7% as compared to prior year. The organic sales growth was driven by strong aligners sales and the timing of CAD/CAM dealer orders, partially offset by the impact of VBP on implants sales in China and lower imaging and instruments volumes.

Consumables
First quarter 2023 net sales were $430 million, up 6.4% versus prior year. Foreign currency negatively impacted sales by (3.4%), while organic sales increased by 9.8% as compared to prior year. The organic sales growth was primarily driven by strong retail demand.

Cash Flow and Liquidity

Operating cash flow in the first quarter of 2023 decreased to ($21) million, as compared to $93 million in the prior year, primarily as a result of changes in working capital and increased operating expenses associated with commercial investments and non-recurring charges such as restructuring and remediation costs. In the first quarter of 2023, the Company paid $27 million in dividends and announced a $150 million accelerated share repurchase ("ASR") agreement. Under the terms of the ASR, approximately 3.1 million shares were delivered during March 2023, representing $120 million of the total anticipated repurchase. The ASR was executed under Dentsply Sirona’s current share repurchase authorization and was completed on April 28, 2023. The Company had $318 million of cash and cash equivalents at March 31, 2023.

2023 Outlook

Based on the better-than-expected results in the first quarter, the Company is raising the low-end of its 2023 net sales outlook by $50 million to a new range of $3.90 billion to $3.95 billion, and flat to up 2% on an organic sales basis. The Company is also raising the low-end of its adjusted EPS range by $0.05 to a new range of $1.85 to $2.00. The revised outlook still assumes foreign currency will be a (100) bps headwind to net sales on a full year basis.

Other 2023 outlook assumptions are included in the first quarter 2023 earnings presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

Recent Announcements & Additional Highlights

•Sustainability Update - On April 24, 2023, Dentsply Sirona announced that, in partnership with FDI World Dental Federation and Smile Train, the first-ever global standard protocols for digitalized cleft treatment were developed. The three-way partnership is part of Dentsply Sirona's sustainability strategy "BEYOND: Taking action for a brighter world".

•SureSmile VPro Launch - On April 20, 2023, Dentsply Sirona introduced SureSmile VPro and SureSmile VPro mobile app in the European market as part of its aligner treatment offering.

•IDS 2023 - From March 14-18, 2023, Dentsply Sirona joined more than 120,000 dental professionals from 162 countries at the International Dental Show (IDS) 2023 in Cologne, Germany. Innovations from Dentsply Sirona's digital universe were on display, including Primescan Connect, Primeprint, Axeos, and DS Core.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on May 3, 2023 at 8:30 am ET. A live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please register at https://register.vevent.com/register/BI0a72416a821c450aaab373dc1a8cac3c. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Press:
Marion Par-Weixlberger
Vice President, Public Relations & Corporate Communications
+43 676 848414588
marion.par-weixlberger@dentsplysirona.com

Forward-Looking Statements and Associated Risks

This Press Release contains statements that do not directly and exclusively relate to historical facts which constitute forward-looking statements, including, statements and projections concerning, among other things, the expected timing, benefits and costs associated with the Company’s restructuring plan described in this Press Release. The Company’s forward-looking statements represent current expectations and beliefs and involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements and no assurance can be given that the results described in such forward-looking statements will be achieved. Investors are cautioned not to place undue reliance on such forward-looking statements which speak only as of the date they are made. The forward-looking statements are subject to numerous assumptions, risks and uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following: the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors; the Company’s failure to realize assumptions and projections which may result in the need to record additional impairment charges; the effect of changes to the Company’s distribution channels for its products and the failure of significant distributors of the Company to effectively manage their inventories; the Company’s ability to control costs and failure to realize expected benefits of cost reduction and restructuring efforts and the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry. Furthermore, many of these risks and uncertainties are currently, or in the future may continue to be, amplified by the COVID-19 pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company’s most recent Form 10-K, including any amendments thereto, and any updating information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. The Company notes these factors for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either the foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales	$978	$969
Cost of products sold	459	448

Gross profit	519	521
Selling, general, and administrative expenses	416	376
Research and development expenses	46	45
Restructuring and other costs	59	3

Operating (loss) income	(2)	97

Other income and expenses:
Interest expense, net	19	12
Other expense (income), net	7	(2)

(Loss) income before income taxes	(28)	87
(Benefit) provision for income taxes	(5)	18

Net (loss) income	(23)	69

Less: Net loss attributable to noncontrolling interest	(4)	—

Net (loss) income attributable to Dentsply Sirona	$(19)	$69

Net (loss) income per common share attributable to Dentsply Sirona:
Basic	$(0.09)	$0.32
Diluted	$(0.09)	$0.32

Weighted average common shares outstanding:
Basic	214.5	217.0
Diluted	214.5	217.8

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2023	December 31, 2022

Assets
Current Assets:
Cash and cash equivalents	$318	$365
Accounts and notes receivables-trade, net	652	632
Inventories, net	659	627
Prepaid expenses and other current assets	314	269
Total Current Assets	1,943	1,893

Property, plant, and equipment, net	770	761
Operating lease right-of-use assets, net	191	200
Identifiable intangible assets, net	1,862	1,903
Goodwill	2,701	2,688
Other noncurrent assets	206	198
Total Assets	$7,673	$7,643

Liabilities and Equity
Current Liabilities:
Accounts payable	$267	$279
Accrued liabilities	748	727
Income taxes payable	43	46
Notes payable and current portion of long-term debt	316	118
Total Current Liabilities	1,374	1,170

Long-term debt	1,842	1,826
Operating lease liabilities	144	149
Deferred income taxes	271	287
Other noncurrent liabilities	404	399
Total Liabilities	4,035	3,831

Total Equity	3,638	3,812

Total Liabilities and Equity	$7,673	$7,643

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2023	2022

Cash flows from operating activities:
Net (loss) income	$(23)	$69

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	31	29
Amortization of intangible assets	53	55
Fixed asset impairment	4	—
Deferred income taxes	(21)	(14)
Stock based compensation expense	17	11
Restructuring and other costs	48	(2)
Other non-cash expense	9	2
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(15)	34
Inventories, net	(30)	(41)
Prepaid expenses and other current assets, net	(17)	(17)
Other noncurrent assets	(1)	3
Accounts payable	(14)	19
Accrued liabilities	(31)	(51)
Income taxes	(37)	3
Other noncurrent liabilities	6	(7)
Net cash (used in) provided by operating activities	(21)	93

Cash flows from investing activities:
Capital expenditures	(39)	(44)
Cash received on derivative contracts	2	1
Net cash used in investing activities	(37)	(43)

Cash flows from financing activities:
Cash paid for treasury stock	(150)	(150)
Proceeds on short-term borrowings	198	163
Cash dividends paid	(27)	(24)
Proceeds from long-term borrowings, net of deferred financing costs	—	5
Repayments on long-term borrowings	—	(2)
Proceeds from exercised stock options	—	5
Other financing activities, net	(4)	(7)
Net cash provided by (used in) financing activities	17	(10)
Effect of exchange rate changes on cash and cash equivalents	(6)	(5)
Net (decrease) increase in cash and cash equivalents	(47)	35
Cash and cash equivalents at beginning of period	365	339
Cash and cash equivalents at end of period	$318	$374

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition; (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods; and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's foreign currency exchange rates.

Adjusted Operating Income

Adjusted operating income is computed by excluding the following items from operating Income (loss) as reported in accordance with US GAAP:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring related charges and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, and lease and contract termination costs, as well as related professional service costs associated with these restructuring initiatives and global transformation activity. The Company is continually seeking to take actions that could enhance its efficiency; consequently, restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs include charges related to goodwill and intangible asset impairments, legal settlements, executive separation costs, and changes in accounting principle recorded within the period. This category also includes costs related to the recent investigation and associated remediation activities which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(4) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of net income (loss) as reported in accordance with US GAAP, adjusted to exclude the items identified above. Additionally, income tax expense is adjusted for the related income tax impacts of the items named above, as well as discrete income tax adjustments such as: final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted EBITDA and Margin

In addition to the adjustments described above in arriving at adjusted net income, adjusted EBITDA is computed by further excluding any remaining interest expense, net, income tax expense, depreciation and amortization.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) (EPS) per diluted share is computed by dividing adjusted earnings (losses) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted Free Cash Flow Conversion

The Company defines adjusted free cash flow as net cash provided by operating activities minus capital expenditures during the same period, and adjusted free cash flow conversion is defined as that number divided by adjusted net income (loss). Management believes that this Non-GAAP measure is important for use in evaluating the Company’s financial performance as it measures our ability to efficiently generate cash from our business operations relative to earnings. It should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended March 31, 2023				Q1 2023 Change				Three Months Ended March 31, 2022
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$351	$396	$231	$978	13.9%	(3.6%)	(7.6%)	0.9%	$308	$411	$250	$969
Foreign exchange impact					(0.7%)	(4.7%)	(7.5%)	(4.2%)
Organic sales					14.6%	1.1%	(0.1%)	5.1%
Percentages are based on actual values and may not reconcile due to rounding.

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended March 31, 2023			Q1 2023 Change			Three Months Ended March 31, 2022
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$548	$430	$978	(3.0%)	6.4%	0.9%	$565	$404	$969
Foreign exchange impact				(4.7%)	(3.4%)	(4.2%)
Organic sales				1.7%	9.8%	5.1%
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended March 31, 2023, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP							ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2023	Amortization of Purchased Intangible Assets	Restructuring Related Charges and Other Costs (a)	Business Combination Related Costs and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2023

NET SALES	$978	—	—	—			$—	$978
GROSS PROFIT	519	30	4	1			35	554
% OF NET SALES	53.1%							56.6%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	416	(23)	(15)	(2)			(40)	376
% OF NET SALES	42.5%							38.4%
RESEARCH AND DEVELOPMENT EXPENSES	46	—	(1)	—			(1)	45
% OF NET SALES	4.7%							4.6%
RESTRUCTURING AND OTHER COSTS	59	—	(59)	—			(59)	—
OPERATING (LOSS) INCOME	(2)	53	79	3	—	—	135	133
% OF NET SALES	(0.3%)							13.6%
OTHER INCOME AND EXPENSE	26	—	—	(1)			(1)	25
(LOSS) INCOME BEFORE INCOME TAXES	(28)	53	79	4	—	—	136	108
(BENEFIT) PROVISION FOR INCOME TAXES	(5)				26	7	33	28
% OF PRE-TAX (LOSS) INCOME	18.4%							25.8%
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(4)						—	(4)
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(19)						$103	$84
% OF NET SALES	(2.0%)							8.5%
(LOSS) EARNINGS PER SHARE - DILUTED	$(0.09)						$0.48	$0.39

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share								214.5
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share								216.0
Percentages are based on actual values and may not reconcile due to rounding.
(a) Other Costs includes $8 million in professional service costs related to the global transformation project, and $7 million in costs related to the internal investigation which compromised of professional fees and other employee-related SG&A expenses.

For the three months ended March 31, 2023, the following table presents the details of the "Restructuring Related Charges and Other Costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Impairments	Costs Related to Restructuring Plans	Professional Services Costs	Incentive Compensation	Total

Cost of products sold	$3	$—	$1	$—	$4
Selling, general, and administrative expenses	—	—	11	4	15
Research and development expenses	—	—	1	—	1
Restructuring and other costs	—	59	—	—	59
Total	$3	$59	$13	$4	$79

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended March 31, 2022, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2022	Amortization of Purchased Intangible Assets	Restructuring Related Charges and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2022

NET SALES	$969	—	—	—	—			$—	$969
GROSS PROFIT	521	32	—	1	—			33	554
% OF NET SALES	53.8%								57.1%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	376	(23)	(2)	—	—			(25)	351
% OF NET SALES	38.8%								36.2%
RESEARCH AND DEVELOPMENT EXPENSES	45	—	—	—	—			—	45
% OF NET SALES	4.6%								4.6%
RESTRUCTURING AND OTHER COSTS	3	—	(3)	—	—			(3)	—
OPERATING INCOME	97	55	5	1	—			61	158
% OF NET SALES	10.1%								16.3%
OTHER INCOME AND EXPENSE	10	—	—	—	(1)			(1)	9
INCOME BEFORE INCOME TAXES	87	55	5	1	1			62	149
PROVISION FOR INCOME TAXES	18					16	(2)	14	32
% OF PRE-TAX INCOME	20.8%								21.8%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$69							$48	$117
% OF NET SALES	7.1%								12.0%
EARNINGS PER SHARE - DILUTED	$0.32							$0.22	$0.54
Percentages are based on actual values and may not reconcile due to rounding.

For the three months ended March 31, 2022, the following table presents the details of the "Restructuring Related Charges and Other Costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Severance Costs Related to Executives	Costs Related to Restructuring Plans	Professional Services Costs	Total

Selling, general, and administrative expenses	$1	$—	$1	$2
Restructuring and other costs	—	3	—	3
Total	$1	$3	$1	$5

A reconciliation of as reported net income attributable to Dentsply Sirona to adjusted EBITDA and margin for the three months ended March 31, 2023 and 2022 is as follows:

	Three Months Ended March 31,
(in millions, except percentages)	2023	2022

Net (loss) income attributable to Dentsply Sirona	$(19)	$69
Interest expense, net	19	12
Income tax expense	(5)	18
Depreciation(1)	30	28
Amortization of purchased intangible assets	53	55
Restructuring related charges and other costs	79	5
Business combination related costs and fair value adjustments	4	1
Fair value and credit risk adjustments	—	1
Adjusted EBITDA	$161	$189

Net sales	$978	$969
Adjusted EBITDA margin	16.4%	19.6%
(1) Excludes those depreciation related amounts which were included as part of the business combination related adjustments above.

A reconciliation of adjusted free cash flow conversion for the three months ended March 31, 2023 and 2022 is as follows:

(in millions, except percentages)	2023	2022

Net cash (used in) provided by operating activities	$(21)	$93
Capital expenditures	(39)	(44)
Adjusted free cash flow	$(60)	$49

Adjusted net income	$84	$117
Adjusted free cash flow conversion	(71%)	41%